AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger, dated as of October 7, 1999, is entered into by and between Sunwalker Development, Inc., a Nevada corporation, with offices at 6975 South Union Park Center, Sixth Floor, Midvale, UT 84047, ("Acquiror") and ECenter, Inc., a Utah corporation, having its principal offices at 350 South 400 East, Suite 304, Salt Lake City, Utah 84111 (the "Company").

                                   WITNESSETH

         WHEREAS, the Company desires to merge with and into Acquiror, and Acquiror desires to merge with the Company, so that Acquiror will be the Surviving Corporation (as defined below), all upon the terms and subject to the conditions of this Agreement and in accordance with the laws of the States of Utah and Nevada; and

         WHEREAS, the terms and conditions of the Merger (as defined below), the mode of carrying the same into effect, the manner of converting the capital stock of the Company into the right to receive common stock of the Acquiror and such other terms and conditions as may be required or permitted to be stated in this Agreement are set forth below; and

         WHEREAS, for purposes of treatment under the laws and regulations governing federal income tax, it is intended by the parties hereto that the Merger shall qualify as a reorganization within the meaning of Sections
368(a)(1)(A) of the Internal Revenue Code, as amended (the "Code"), and that this Agreement shall constitute a "Plan of Reorganization" for purposes of
Section 368 of the Code.

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions herein contained, and subject only to the approval of their respective shareholders, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1 The Merger. At the Effective Date (as defined in Section 1.3), the Company shall be merged with and into Acquiror and the separate corporate existence of the Company shall thereupon cease (the "Merger"), and Acquiror shall be the surviving corporation in the Merger (the "Surviving Corporation"). The name of the Surviving Corporation immediately following the Effective Date shall be changed to "iShopper.com, Inc." The separate corporate existence of the Surviving Corporation with all its rights, privileges, immunities and franchises shall continue unaffected by the Merger.

         1.2 Filing. Upon fulfillment or waiver of the conditions specified in this Agreement, and provided that this Agreement has not been terminated in accordance with the provisions hereof, Acquiror and the Company will cause a Certificate of Merger in substantially the form of Exhibit A attached hereto (the "Certificate of Merger") to be executed and filed with the office of the Division of Corporations and Commercial Code as provided in Section 16-10a-1105 of the Utah Revised Business Corporation Act, and Sections 92A.200 and 92A.230 of the Nevada Revised Statutes, respectively, and a copy of the Certificate of Merger, certified by the above-mentioned governmental authorities of Utah and Nevada shall be properly recorded by the Surviving Corporation in accordance with the applicable provisions of the laws of the States of Utah and Nevada.

         1.3 Effective Date of the Merger. The Merger shall be effective at the time of the later of the completion of filing of the Certificate of Merger with the offices of the States of Utah and Nevada, referred to in Section 1.2, which time is herein sometimes referred to as the "Effective Date." The filings of such Certificate is conditional on final approval of the Plan of Merger by the shareholders of both Acquiror and Company.

         1.4 Effect of the Merger. The Merger shall have the effects set forth in Sections 16-10a-1106 of the Utah Revised Business Corporation Act and Section 92A.250 of the Nevada Revised Statutes.

         1.5 Further Assurances. If at any time after the Effective Date, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or in any other things are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or rights of the Company acquired or to be acquired by reason of, or as a result of, the Merger, the parties hereto agree that Acquiror, the Company and their proper officers shall execute and deliver all such proper deeds, assignments and assurances in law and shall do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors of Acquiror and the Company are fully authorized in the name of Acquiror and the Company otherwise to take any and all such actions.

         1.6 Articles of Incorporation. At the Effective Date, the Articles of Incorporation of Acquiror, as amended, shall be the Articles of Incorporation of the Surviving Corporation, and may be amended from time to time after the Effective Date as provided by law. From the Effective Date, the Articles of Incorporation, as the same may be amended from time to time as provided by law, separate and apart from this Agreement, shall be, and may be separately certified as, the Articles of Incorporation of the Surviving Corporation.

         1.7 Bylaws. The Bylaws of the Acquiror, as in effect immediately prior to the Effective Date, shall continue unchanged as the Bylaws of the Surviving Corporation, until the same shall thereafter be altered, amended or repealed in accordance with Nevada law, the Articles of Incorporation of the Surviving Corporation or its Bylaws.

         1.8      Directors and Officers.

                  1.8.1 As at the Effective Date, the then-existing Board member(s) of Acquiror shall submit his/their resignation(s) from all positions with Acquiror. From and after said resignations, the current members of the Board of Directors of the Company, as said Board is constituted immediately prior to the Effective Date, shall be and shall be appointed to, the Board of the Acquiror, as Surviving Corporation, each of which member shall thereafter serve until the successor is elected and qualified, or until his earlier death, resignation or removal. If on or after the Effective Date a vacancy shall exist in the Board of Directors of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law and the Bylaws of the Surviving Corporation. The Boards of Directors of the Company's wholly-owned subsidiaries, iShopper, Inc. and Outbound Enterprises, Inc., f/k/a Outbound Acquisitions Corp., shall remain as constituted as of the Closing Date, as hereafter identified, until their successors are elected and qualified. A list of said directors is included in
         Section 1.8.1 of the Company's Disclosure Statement.

                  1.8.2 As at the Effective Date, each officer of the Acquiror shall resign from his/her respective positions with Acquiror and those officers of the Company holding such positions immediately prior to the Effective Date shall be and shall be appointed as an officers of the
         Surviving Corporation in the same capacity or capacities, until successors are elected and qualified or until earlier death, resignation or removal. A list of officers of the Company and of its subsidiaries is included in Section 1.8.1 of the Company's Disclosure Statement.

         1.9      Conversion.

                  1.9.1 At the Effective Date, each outstanding share of the Company's voting common stock (the "Common Stock") (excluding any treasury shares of the Company), shall be converted into and become the right to receive twenty-five thousandths (.025) share of the voting common stock of the Acquiror (the "Acquiror Common Stock"). Pursuant to the Merger, Acquiror will issue an aggregate total of 125,000 shares of Acquiror Common Stock to the shareholders of the Company in exchange for all of their shares of stock of the Company. The shares of Acquiror to be thus conveyed are post-split shares, after the anticipated and authorized 1000-to-1 reverse stock split, approved by Acquiror's shareholders, effective October 8, 1999.

                  1.9.2 Each treasury share of the Company's Common Stock, if any, shall be canceled, and no payment shall be made in respect thereof.

         1.10 Surrender of Certificates. As soon as practicable after the Effective Date, each holder of a certificate or certificates which prior thereto represented validly issued and outstanding shares of Common Stock may surrender such certificate or certificates to Acquiror or to its designated transfer agent, and shall receive in exchange therefore a certificate representing the number of shares of Acquiror Common Stock into which the shares of the Company's Common Stock theretofore represented by the surrendered certificate or certificates shall have been converted pursuant to Section 1.9 hereof. Until so surrendered, each certificate that at the Effective Date represents issued and outstanding shares of the Company's Common Stock shall be deemed for all corporate purposes to evidence ownership of the number of shares of Acquiror Common Stock into which the shares of Company Common Stock shall have been converted.

         1.11 Closing. The closing for the Merger pursuant to this Agreement (the "Closing") shall be held at 10:00 a.m., mountain time, on October 7, 1999 (the "Closing Date"), or at such other date and time specified by Acquiror to the Company on five days' notice, but in no event later than November 30, 1999. The Closing shall occur at the offices of counsel for Company, Snow, Christensen & Martineau, 10 Exchange Place, Eleventh Floor, Salt Lake City, Utah, unless each party hereto agrees in writing to another location.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents, warrants and covenants to Acquiror as follows:

         2.1 Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; including all subsidiaries. It is duly qualified and licensed to do business as a corporation in good standing in the State of Utah. To date, it has not sought qualification or license to do business as a foreign corporation in any other state or jurisdiction. Copies of the Articles of Incorporation and the Bylaws of the Company heretofore delivered to Acquiror are complete and correct copies of such instruments as are presently in effect.

         2.2 Capitalization of the Company. As of the date of this Agreement, the authorized capital stock of the Company consists of 25,000,000 shares of common stock, no par value per share, of which 5,000,000 shares are issued and outstanding. The Company has authorized no preferred stock. All issued and outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable. Except as set forth in Section 2.2 of the Disclosure Schedule attached hereto as Schedule A (the "Disclosure Schedule"), there are no outstanding (a) securities convertible into or exchangeable for the Company capital stock; (b) options, warrants or other rights to purchase or subscribe for capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company; or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such options, warrants or rights.

         2.3 Subsidiaries. The Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or have any direct or indirect equity or ownership interest in any other business, except its wholly-owned subsidiaries and other entities listed in Section 2.3 of the Disclosure Schedule.

         2.4 Authorization and Related Matters. The Company has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors and stockholders of the Company have taken all action required by law, the Company's Articles of Incorporation, its Bylaws or otherwise to be taken by them to authorize the
execution  and  delivery  of  this  Agreement  and  the   consummation   of  the
transactions contemplated hereby, and this Agreement is a valid and binding agreement of the Company enforceable in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights.

         2.5 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the Articles of Incorporation or Bylaws of the Company, or, except as specified in Section 2.5 of the Disclosure Schedule, violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of, any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of the Company under, any agreement or commitment to which the Company is a party or by which the Company is bound, or to which the property of the Company is subject, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

         2.6 Financial Statements. The Company has heretofore delivered to Acquiror consolidated financial statements of the Company and its subsidiaries for the 8-month period ended August 31, 1999 (the "Financial Statement"). To the extent that these statements have not been audited, audited statements will be furnished to Acquiror within sixty days after the Closing Date. The Financial Statement and the notes thereto are true, complete and accurate and fairly present the assets, liabilities and financial condition of the Company as of the date thereof, and such statement of income and the notes thereto are true, complete and accurate and fairly present the results of operations for the period therein referred to all in accordance with generally accepted accounting principles consistently applied throughout the period involved.

         2.7 Title to Properties; Encumbrances. The Company has good, valid and marketable title to all the properties and assets which it purports to own (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the Financial Statement and all the properties and assets purchased by the Company since the date of the Financial Statement, which subsequently acquired properties and assets (other than short-term investments and inventory) are listed in Section 2.7 of the Disclosure Schedule. All such properties and assets are free and clear of all title defects or objections, liens, claims, charges, security interests or other encumbrances of any nature whatsoever, including, without limitation, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements, and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (a) liens shown on the Financial Statement as securing specified liabilities or obligations and liens incurred in connection with the purchase of property and/or assets, if such purchase was effected after the date of the Financial Statement, with respect to which no default exists; (b) minor imperfections of title, if any, none of which is substantial in amount, materially detract from the value or impair the use of the property subject thereto, or impair the operations of the Company and which have arisen only in the ordinary course of business and consistent with past practice since the date of the Financial Statement; and (c) liens for current taxes not yet due.

         2.8 Leases. Section 2.8 of the Disclosure Schedule contains an accurate and complete description of the terms of all leases pursuant to which the Company leases real or personal property. Except as set forth in Section 2.8 of the Disclosure Schedule, all such leases are valid, binding and enforceable in accordance with their terms, and are in full force and effect; there are no existing defaults by the Company thereunder; no event of default has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder; and all lessors under such leases have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement without requiring modification in the rights or obligations of the lessee under such leases. Executed counterpart copies of all consents referred to in the preceding sentence will be delivered to Acquiror at the Closing.

         2.9 Bank Accounts. Section 2.9 of the Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature, together with the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto. At the Closing, the Company will deliver to Acquiror copies of all records, including all signature and authorization cards, pertaining to such bank accounts.

         2.10 Litigation. Except as set forth in Section 2.10 of the Disclosure Schedule, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Company, threatened against or involving the Company, or which challenges the validity of this Agreement or any action taken or to be taken by the Company pursuant to this Agreement or in connection with the transactions contemplated hereby; and the Company does not know or have any reason to know of any valid basis for any such action, proceeding or investigation.

         2.11 Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be obtained or made by the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

         2.12 Consents. Merger is conditional on the consent of the Company's shareholders. No consent of any other person is necessary to the consummation of the transactions contemplated hereby, including, without limitation, consents from parties to contracts, leases or other agreements.

         2.13 Brokers and Finders. Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

         2.14 Employment Agreements. The Company has employment agreements in effect with each of the persons listed in Section 2.14 of the Disclosure Schedule.

         2.15 Securities Law. The Company has less than 35 non-accredited investors as shareholders, as defined under the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the regulations promulgated thereunder.

         2.16 No Covenant as to Tax Consequences. It is expressly understood and agreed, despite the statement of intent of the parties set forth above, that neither the Company nor its officers or agents has made any warranty or agreement, expressed or implied, as to the tax consequences of the transactions contemplated by this Agreement or the tax consequences of any action pursuant to or growing out of this Agreement.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

         Acquiror hereby represents, warrants and covenants to the Company as follows:

         3.1 Corporate Organization. Acquiror is a corporation dully organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; including all subsidiaries. It is duly qualified and licensed to do business as a corporation in good standing in the State of Nevada. To date, it has not sought qualification or license to do business as a foreign corporation in any other state or jurisdiction. Copies of the Articles of Incorporation and the Bylaws of the Acquiror heretofore delivered to the Company are complete and correct copies of such instruments as are presently in effect.

         3.2 Capitalization. As of the date of this Agreement, the authorized capital stock of Acquiror consists of 100,000,000 shares of common stock, par value $.001 per share, of which approximately 78,059,156 shares are issued and outstanding as of October 6, 1999. All such issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. The Acquiror has authorized no preferred stock. All issued and outstanding shares of capital stock of the Acquiror are validly issued, fully paid and nonassessable. Except as set forth in Section 3.2 of the Disclosure Schedule attached hereto as Schedule A (the "Disclosure Schedule"), there are no outstanding (a) securities convertible into or exchangeable for the Acquiror capital stock; (b) options, warrants or other rights to purchase or subscribe for capital stock of the Acquiror or securities convertible into or exchangeable for capital stock of the Acquiror; or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of the Acquiror, any such convertible or exchangeable securities or any such options, warrants or rights. Notwithstanding the foregoing, Acquiror has disclosed, and Company acknowledges, Acquiror's plans, by a proposed amendment to its Articles of Incorporation, to effect a 1000-to-1 reverse stock split. Shares committed and to be issued to Company's shareholders in consideration of this merger are to be post-split shares.

         3.3 Subsidiaries. The Acquiror does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or have any direct or indirect equity or ownership interest in any other business, except its wholly-owned subsidiaries and other entities listed in Section 3.3 of the Acquiror's Disclosure Schedule.

         3.4 Authorization and Related Matters. The Acquiror has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, subject only to shareholder approval. The Board of Directors and stockholders of the Acquiror have taken all action required by law, the Acquiror's Articles of Incorporation, its Bylaws or otherwise to be taken by them to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement is a valid and binding agreement of the Acquiror enforceable in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights.

         3.5 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the Articles of Incorporation or Bylaws of the Acquiror, or, except as specified in Section 3.5 of the Disclosure Schedule, violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of, any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of the Acquiror under, any agreement or commitment to which the Acquiror is a party or by which the Acquiror is bound, or to which the property of the Acquiror is subject, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

         3.6 Financial Statements. The Acquiror has heretofore delivered to the Company an audited financial statement of the Acquiror and its subsidiaries for the year ended December 31, 1998 (the "Financial Statement"). The Financial Statement and the notes thereto are true, complete and accurate and fairly present the assets, liabilities and financial condition of the Acquiror as of the date thereof, and such statement of income and the notes thereto are true, complete and accurate and fairly present the results of operations for the period therein referred to all in accordance with generally accepted accounting principles consistently applied throughout the period involved.

         3.7 Title to Properties; Encumbrances. The Acquiror has good, valid and marketable title to all the properties and assets which it purports to own (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the Financial Statement and all the properties and assets purchased by the Acquiror since the date of the Financial Statement, which subsequently acquired properties and assets (other than short-term investments and inventory) are listed in Section 3.7 of the Disclosure Schedule. All such properties and assets are free and clear of all title defects or objections, liens, claims, charges, security interests or other encumbrances of any nature whatsoever, including, without limitation, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements, and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (a) liens shown on the Financial Statement as securing specified liabilities or obligations and liens incurred in connection with the purchase of property and/or assets, if such purchase was effected after the date of the Financial Statement, with respect to which no default exists; (b) minor imperfections of title, if any, none of which is substantial in amount, materially detract from the value or impair the use of the property subject thereto, or impair the operations of the Acquiror and which have arisen only in the ordinary course of business and consistent with past practice since the date of the Financial Statement; and (c) liens for current taxes not yet due.

         3.8 Leases. Section 3.8 of the Disclosure Schedule contains an accurate and complete description of the terms of all leases pursuant to which the Acquiror leases real or personal property. Except as set forth in Section 3.8 of the Disclosure Schedule, all such leases are valid, binding and enforceable in accordance with their terms, and are in full force and effect; there are no existing defaults by the Acquiror thereunder; no event of default has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder; and all lessors under such leases have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement without requiring modification in the rights or obligations of the lessee under such leases. Executed counterpart copies of all consents referred to in the preceding sentence will be delivered to Acquiror at the Closing.

         3.9 Bank Accounts. Section 3.9 of the Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Acquiror maintains safe deposit boxes or accounts of any nature, together with the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto. At the Closing, the Acquiror will deliver to Acquiror copies of all records, including all signature and authorization cards, pertaining to such bank accounts.

         3.10 No Undisclosed Liabilities. Acquiror does not have any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not fully reflected or reserved against in the Acquiror Financial Statement, except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the date thereof; and the reserves reflected in the Acquiror Financial Statement are adequate, appropriate and reasonable.

         3.11 Litigation. Except as set forth in Section 3.11 of the Disclosure Schedule, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Acquiror, threatened against or involving the Acquiror, or which challenges the validity of this Agreement or any action taken or to be taken by the Acquiror pursuant to this Agreement or in connection with the transactions contemplated hereby; and the Acquiror does not know or have any reason to know of any valid basis for any such action, proceeding or investigation.

         3.12 Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be obtained or made by the Acquiror in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

         3.13 Consents. Except for pending approval by Acquiror's shareholders, no consent of any person is necessary to the consummation of the transactions contemplated hereby, including, without limitation, consents from parties to contracts, leases or other agreements.

         3.14 Brokers and Finders. Neither the Acquiror nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

         3.14 Employment Agreements. The Acquiror has employment agreements in effect with each of the persons listed in Section 3.14 of the Disclosure Schedule.

         3.15 Securities Law. Acquiror has complied with all of the applicable provisions of the Securities Act and applicable state securities laws in connection with its raising of funds for Acquiror and has no knowledge of any violation thereof.

         3.16 Legality of Shares to be Issued. The shares of common stock of Acquiror to be delivered and exchanged for shares of common stock of the Company, when so delivered, will have been duly and validly authorized and issued by Acquiror and will be fully paid and nonassessable.

         3.17 No Covenant as to Tax Consequences. It is expressly understood and agreed, despite the statement of intent of the parties set forth above, that neither Acquiror nor its officers or agents has made any warranty or agreement, expressed or implied, as to the tax consequences of the transactions contemplated by this Agreement or the tax consequences of any action pursuant to or growing out of this Agreement.

                                   ARTICLE IV
                     CONDITIONS TO THE COMPANY'S OBLIGATIONS

         Each and every obligation of the Company under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by the Company:

         4.1 Representations and Warranties. The representations and warranties of Acquiror contained in Article III hereof, the Disclosure Schedule and in all certificates and other documents delivered and to be delivered by Acquiror to the Company or its representatives pursuant hereto or in connection with the transactions contemplated hereby shall be in all material respects true and accurate as of the date when made and as and as of the Closing as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement.

         4.2 Performance. Acquiror shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

         4.3 Shareholder Approval. If and to the extent required to do so by applicable and governing state law, the Company's and Acquiror's shareholders shall have approved the transactions contemplated by this Agreement in the manner required by applicable state law.

         4.4 No Litigation or Governmental Proceeding. No suit, action, investigation, inquiry or other proceeding before any court or by or before any governmental body or other person or legal or administrative proceeding shall have been commenced or threatened against Acquiror, its subsidiaries or affiliates, or its shareholders, officers or directors, or any of them, seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with any of such transactions.

         4.5 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement by Acquiror and all documents incident thereto shall be reasonably satisfactory to the Company and its counsel and the Company shall have received a true, correct and complete copy of all such documents and other evidence as the Company or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

         4.6 Employment Agreements. Acquiror shall have assumed the employment agreements between the Company and/or its subsidiaries, and each of those employees identified in the Section 2.14 of the Company's Disclosure Statement.

         4.7 Securities Laws. Acquiror shall prepare and distribute a subscription agreement or private placement memorandum to all of the Company's shareholders prior to the holding of the Closing of the transactions contemplated by this Agreement in compliance with Regulation D issued pursuant to the Securities Act of 1933, as amended.

         4.8 Certificates. Acquiror shall have furnished the Company with such certificates of their officers and others to evidence compliance with the conditions set forth in this Article IV as may be reasonably requested by the Company.

                                    ARTICLE V
                      CONDITIONS TO OBLIGATIONS OF ACQUIROR

         Each and every obligation of Acquiror under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of thee following conditions, unless waived in writing by Acquiror:

         5.1 Representations and Warranties True. The representations and warranties contained in Article II hereof, the Disclosure Schedule and in all certificates and other documents delivered and to be delivered by the Company to Acquiror or their representatives pursuant hereto or in connection with the transactions contemplated hereby shall be in all material respects true, complete and accurate as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement.

         5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

         5.3 Shareholder Approval. The Company's and Acquiror's shareholders shall have approved the transactions contemplated by this Agreement in the manner required by applicable state law.

         5.4 No Litigation or Governmental Proceeding. No suit, action, investigation, inquiry or other proceeding before any court or by or before any governmental body or other person or legal or administrative proceeding shall have been commenced or threatened against the Company, its subsidiaries or affiliates, or its shareholders, officers or directors, or any of them, seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with any of such transactions.

         5.5 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement by the Company and all documents incident thereto shall be reasonably satisfactory to Acquiror and its counsel and Acquiror shall have received a true, correct and complete copy of all such documents and other evidence as Acquiror or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

         5.6 Certificates. The Company shall have furnished Acquiror with such certificates of their officers and others to evidence compliance with the conditions set forth in this Article V as may reasonably be requested by Acquiror.

                                   ARTICLE VI
          CONDUCT OF THE COMPANY'S BUSINESS PENDING THE EFFECTIVE DATE

         Pending the Closing, and from and after the Closing, until the Effective Date, and except as otherwise expressly consented to or approved by Acquiror in writing:

         6.1 Regular Course of Business. The Company will carry on its business diligently and substantially in the same manner as heretofore conducted, and the Company shall not incur any liabilities, except in the ordinary course of business

         6.2 Amendments. No change or amendment shall be made in the Articles of Incorporation or Bylaws of the Company, except as such changes may be approved by Acquiror.

         6.3 Capital Changes; Dividends; Redemptions. The Company will not issue or sell any shares of its capital stock or other securities, acquire directly or indirectly, by redemption or otherwise, any such capital stock, reclassify or split-up any such capital stock, declare or pay any dividends thereon in cash, securities or other property or make any other distribution with respect thereto, or grant or enter into any options, warrants, calls or commitments of any kind with respect thereto.

         6.4 Subsidiaries. The Company will not organize any new subsidiary, acquire any capital stock or other equity securities of any corporation or acquire any equity or ownership interest in any business, except to complete the acquisition of Outbound Enterprises, Inc., to the extent not yet closed, under terms disclosed to Acquiror and pursuant to that form of Agreement and Plan of Merger attached hereto as Exhibit B.

         6.5 Organization. The Company shall use its best efforts to preserve its corporate existence and business organization intact, to keep its officers and key employees available to Acquiror, and to preserve for Acquiror its relationships with licensors, suppliers, distributors, customers and others having business relations with it and/or with its subsidiaries.

                                   ARTICLE VII
            CONDUCT OF ACQUIROR'S BUSINESS PENDING THE EFFECTIVE DATE

         Pending the Closing, and from and after the Closing, until the Effective Date, and except as otherwise expressly consented to or approved by the Company in writing:

         7.1 Regular Course of Business. The Acquiror will carry on its business diligently and substantially in the same manner as heretofore conducted, and the Acquiror shall not incur any 1iabilities, except in the ordinary course of business

         7.2 Amendments. No change or amendment shall be made in the Articles of Incorporation or Bylaws of the Acquiror.

         7.3 Capital Changes; Dividends; Redemptions. The Acquiror will not issue or sell any shares of its capital stock or other securities, acquire directly or indirectly, by redemption or otherwise, any such capital stock, reclassify or split-up any such capita1 stock, declare or pay any dividends thereon in cash, securities or other property or make any other distribution with respect thereto, or grant or enter into any options, warrants, calls or commitments of any kind with respect thereto.

         7.4 Subsidiaries. The Acquiror will not organize any new subsidiary, acquire any capital stock or other equity securities of any corporation or acquire any equity or ownership interest in any business, except to cooperate in the Company's acquisition of Outbound Enterprises, Inc., to the extent not yet closed, under terms disclosed to Acquiror and pursuant to that form of Agreement and Plan of Merger between ECenter, Inc., Outbound Acquisitions Corp., and Outbound Enterprises, Inc., attached hereto as Exhibit B.

         7.5 Organization. The Acquiror shall use its best efforts to preserve its corporate existence and business organization intact and to preserve its existing relationships with licensors, suppliers, distributors, customers and others having business relations with it or with its subsidiaries.

                                  ARTICLE VIII
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         8.1 Survival of Terms. All of the terms and conditions of this Agreement, together with the warranties, representations and covenants herein (including but not limited to those specifically set forth under Article IX below), or in any instrument or document delivered or to be delivered pursuant to this Agreement, shall survive the execution of this Agreement and the Closing notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto, for a period of six (6) years; provided, however, that (a) the agreements and covenants set forth in this Agreement shall survive and continue until all obligations set forth therein shall have been performed and satisfied; and (b) all representations and warranties shall survive and continue for, and all claims with respect thereto shall be made prior to the end of twenty-four (24) months from the Effective Date.

         8.2 Indemnification by the Company. Subject to Section 8.1 hereof, Acquiror and its respective officers, directors, employees, shareholders, counsel, accountants and subsidiaries shall be indemnified and held harmless unconditionally by the Company at all times after the date of this Agreement, against and in respect of any and all damages, losses, claims, costs or expenses resulting from, or in any respect of, any misrepresentation, breach of warranty, or nonfulfillment of any obligation on the part of the Company under this Agreement, any document relating hereto or thereto or contained in any Schedule to this Agreement or from any misrepresentation in or omission from any certificate, schedule, or other instrument furnished by the Company to Acquiror hereunder; provided, however, that the Company shall not have any obligation to indemnify the parties set forth in this Section unless such parties' damages, losses, claims, costs or expenses covered by the indemnification hereunder exceed $25,000 in the aggregate and Acquiror makes a claim for indemnification in writing by reason thereof prior to the date one year from the Effective Date, and the Company shall not have any liability hereunder in excess of a total of $50,000.

         8.3  Indemnification  by Acquiror.  Subject to Section 8.1 hereof,  the
Company and its respective officers, directors, employees, shareholders, counsel, accountants and subsidiaries shall be indemnified and held harmless unconditionally by Acquiror at all times after the date of this Agreement, against and in respect of any and all damages, losses, claims, costs or expenses resulting from, or in any respect of, any misrepresentation, breach of warranty, or nonfulfillment of any obligation on the part of Acquiror under this Agreement, any document relating hereto or thereto or contained in any Schedule to this Agreement or from any misrepresentation in or omission from any certificate, schedule, or other instrument furnished by Acquiror to the Company hereunder; provided, however, that Acquiror shall not have any obligation to indemnify the parties set forth in this Section unless such parties' damages, losses, claims, costs or expenses covered by the indemnification hereunder exceed $25,000 in the aggregate and the Company makes a claim for indemnification in writing by reason thereof prior to the date one year from the Effective Date, and Acquiror shall not have any liability hereunder in excess of a total of $50,000.

         8.4 Third-Party Claims.

                  8.4.1 Except as otherwise provided in this Agreement, the following procedures shall be applicable with respect to indemnification for third-party claims. Promptly after receipt by the party seeking indemnification hereunder (hereinafter referred to as the "Indemnitee") of notice of the commencement of any action or the assertion of any claim, liability or obligation by a third party (whether by legal process or otherwise), against which claim, liability or obligation the other party to this Agreement (hereinafter the "Indemnitor") is, or may be, required under this Agreement to indemnify such Indemnitee, the Indemnitee will, if a claim thereon is to be, or may be, made against the Indemnitor, notify the Indemnitor in writing of the commencement or assertion thereof and give the Indemnitor a copy of such claim, process and all loyal pleadings. The Indemnitor shall have the right to participate in the defense of such action with counsel of reputable standing. The Indemnitor shall have the right to assume the defense of such action unless such action (i) may result in injunctions or other equitable remedies in respect of the Indemnitee or its business; (ii) may result in liabilities which, taken with other than existing claims under this Article VIII, would not be fully indemnified hereunder; or (iii) may have an adverse impact on the business or financial condition of the Indemnitee after the Effective Date (including an effect on the tax liabilities, earnings or ongoing business relationships of the Indemnitee). The Indemnitor and the Indemnitee shall cooperate in the defense of such claims. In the case that the Indemnitor shall assume or participate in the defense of such proceeding as provided herein, the Indemnitee shall make available to Indemnitor all relevant records and take such other action and sign such documents as are necessary to defend such proceeding in a timely manner. If the Indemnitee shall be required by judgment or a settlement agreement to pay any amount in respect of any obligation or liability against which the Indemnitor has agreed to indemnify the Indemnitee under this Agreement, the Indemnitor will promptly reimburse the Indemnitee in an amount equal to the amount of such payment plus all reasonable expenses (including reasonable legal fees and expenses) incurred by such Indemnitee in connection with such obligation or liability subject to Article VIII hereof.

         8.5 Prior to paying or settling any claim against which an Indemnitor is, or may be, obligated under this Agreement to indemnify an Indemnitee, the Indemnitee must first supply the Indemnitor with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or other operative instrument, and must first receive the written approval of the terms and conditions of such settlement from the Indemnitor. An Indemnitor or Indemnitee shall have the right to settle any claim against it, subject to the prior written approval of the other, which approval shall not be unreasonably withheld or delayed.

         8.6 The Indemnitee shall have the right to employ its own counsel in any case, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (i) the employment of such counsel shall have been authorized in writing by the Indemnitor in connection with the defense of such action or claim, (ii) the Indemnitor shall not have employed counsel in the defense of such action or claim, or (iii) such Indemnitee shall have reasonably concluded that there may be defenses available to it which are contrary to, or inconsistent with, those available to the Indemnitor, in any of which events such fees and expenses of not more than one additional counsel for the indemnified parties shall be borne by the Indemnitor.

                                   ARTICLE IX
                                    COVENANTS

         9.1 Change of Name. If not earlier effected by Acquiror, upon the Closing Date, or as soon thereafter as is reasonably possible, Acquiror will cause its name to be changed to iShopper.com, Inc. The parties agree to take all steps as are necessary or appropriate to effectuate such name change, including the acquisition from Company or its subsidiaries written confirmation of the royalty-free rights and license to use said name.

         9.2. Limitations of Subsequent Corporate Actions. It is expressly understood and agreed that Acquiror, and its affiliates, will take all steps necessary to insure that, from the date hereof and prior to the date of Closing, and for a period of eighteen months after the date of Closing, there shall be no reverse split of Acquiror's stock and that the assets transferred to Acquiror as a part of Acquiror's purchase of the Company, shall remain in place as part of the business operations.

                                    ARTICLE X
                            SECURITIES ACT PROVISIONS

         10.1 Notice of Limitation Upon Disposition. Each party is aware that neither the shares of the Company nor the shares of Acquiror, for which said shares may be exchanged, upon and after Closing, will have been registered pursuant to the Securities Act of 1933, as amended and, therefore, under current interpretations and applicable rules, the shareholders will probably have to retain such shares for a period of at least one year and at the expiration of such one-year period, sales may be confined to brokerage transactions of limited amounts requiring certain notification filings with the Securities and Exchange Commission and such disposition may be available only if the Acquiror is current in its filings with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or other public disclosure requirements, and the other limitations imposed thereby on the disposition of shares of the Acquiror. Additionally, "affiliates," if any, owning shares will be subject to additional restrictions limiting sales.

         10.2 Limited Public Market for Shares. The Company and its shareholders acknowledge that the common shares being issued pursuant to this Agreement currently have a limited public market in which the shares may be liquidated and there is no assurance that such public market will grow or develop.

                                   ARTICLE XI
                           TERMINATION AND ABANDONMENT

         This Agreement may be terminated and the transaction contemplated hereby may be abandoned without liability on the part of any party to any other, at any time before the closing date, or may be rescinded within thirty (30) days after closing, as follows:

         (1)  By  mutual   consent  of  Acquiror   and  all  of  the   Company's
Shareholders, as those Shareholders exist as of the date of Closing;

         (2) By the Company if any of the conditions provided for in Article IV of this Agreement have not been met and have not been waived in writing by the Company.

         (3) By Acquiror if any of the conditions provided for in Article V of this Agreement have not been met and have not been waived in writing by Acquiror.

         In the event of termination and abandonment by any party as above provided in this Article, or in the event of rescission as provided herein, the party seeking such termination, abandonment or rescission shall provide written notice thereof to the other party. In such an event, each party shall pay its own expenses incidental to preparation for the consummation of this Agreement and of the transactions contemplated hereunder.

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

         12.1 Notices. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as, duly given on (a) the date of delivery, if delivered in person, by nationally recognized overnight delivery service or by facsimile or (b) three days after mailing if mailed from within the continental United States by registered or certified mail, return receipt requested to the party entitled to receive the same. Notices to the Company shall be addressed as follows:

                  12.1.1 If to the Company, to ECenter, Inc., 350 South 400 East, Suite 304, Salt Lake City, Utah 84111, attn: Adam Maher, President, with a copy to David W. Slaughter, Esq., Snow, Christensen & Martineau, or to such other person and place as Company shall furnish to Acquiror in writing..

                  12.1.2 If to Acquiror, to Sunwalker Development, Inc., 6975 South Union Park Center, Sixth Floor, Midvale, UT 84047, with a copy to Nathan Drage, Esq., 6975 South Union Park Center, Sixth Floor, Midvale, UT 84047, or to such other person and place as Acquiror shall furnish to Company in writing.

         Notice of any new address shall be considered to be effective for purposes of all notices thereafter as of the 10th day after the notice providing said new address.

         12.2 Announcements. Announcements, including press releases, by either Acquiror or the Company, concerning the transaction provided for in this Agreement, shall be subject to the approval of the other party in all essential respects, except that neither party shall be required to seek the approval of the other of statements or other information which each party may submit or make available to its shareholders.

         12.2 Governing Law and Venue. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Utah, without regard to its conflicts of law principles. All parties hereto (a) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted only in a federal or state court in Salt Lake County, Utah; (b) waive any objection which they may now or hereafter have to the laying of the venue of any such suit, action or proceeding; and (c) irrevocably submit to the exclusive jurisdiction of such federal or state court in Utah in any such suit, action or proceeding, but such consent shall not constitute a general appearance or apply or be available to any other person who is not a party to this Agreement. All parties hereto agree that the mailing of any process in any suit, action or proceeding in accordance with the notice provisions of this Agreement shall constitute personal service thereof.

         12.3 Entire Agreement: Waiver of Breach. This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them with respect to the subject matter hereof. This Agreement may not be modified or amended in any manner other than as provided herein, and no waiver of any breach or condition of this Agreement shall be deemed to have occurred unless such waiver is in writing, signed by the party against whom enforcement is sought. No waiver shall be claimed to be a waiver of any subsequent breach or condition of a like or different nature.

         12.4 Binding Effect; Assignability. This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors and permitted assigns. This Agreement and the rights of the parties hereunder shall not be assigned except with the written consent of all parties hereto.

         12.5 Severability. If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

         12.6 Restrictive Legend. Each certificate representing shares of Acquiror Common Stock shall bear the following legend in addition to such other restrictive legends as may be required by law or as mutually agreed by all parties hereto:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws, and no sale or transfer thereof may be effected without an effective registration statement or an opinion of counsel for the holder, satisfactory to the company, that such registration is not required under the act and any applicable state securities laws.

         12.7 Amendments. This Agreement may nor be amended except in a writing signed by all of the parties hereto.

         12.8 Captions. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

         12.9 Number and Gender. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

         12.10 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. In addition, this Agreement may contain more than one counterpart of the signature page and this Agreement may be executed by the affixing of such signature pages executed by the parties to one copy of the Agreement; all of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

         12.11 Termination of Agreement. All parties hereto agree to use their best efforts to fulfill the requirements of Articles IV and V and all other agreements contained herein as soon as practicable. If any condition to the completion of the transactions contemplated in this Agreement is not fulfilled or waived on or prior to November 30, 1990 (which date shall be automatically extended for such additional time as is necessary for the Company to comply in good faith with Section 4.3 hereof), this Agreement shall be null and void and have no further effect and neither party shall have any further liability to the other.

         12.12 Expenses: Transfer Taxes, Etc. Whether or not the transaction contemplated by this Agreement shall be consummated, the Company agrees that all fees and expenses incurred by it in connection with this Agreement shall be borne by it and Acquiror agrees that all fees and expenses incurred by it in connection with this Agreement shall be borne by it, including, without limitation, all fees and expenses of counsel and accountants.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                   SUNWALKER, Inc.



                                   By:_______________________________________
                                         Robert Kropf
                                       Its President

                                   ECenter, Inc.



                                   By:_______________________________________
                                         Adam Maher
                                        Its President

                                   SCHEDULE A

                               DISCLOSURE SCHEDULE

1.8.1  The following are officers and directors of ECenter, Inc.:

     Adam Maher                President, Chief Executive Officer, and Director
     William E. Chipman (Sr.)  Chief Financial Officer
     Tom Maher                 Chief Operating Officer/Secretary
     George Denney             Director

The following are officers and directors of Outbound Enterprises, Inc., a wholly-owned subsidiary of ECenter, Inc.:

                  Adam Maher                President, Director
                  Marek Shon                CEO, Director
                  Steve Stoddard            V.P. Marketing, Director

The following are officers and directors of iShopper, Inc., a wholly-owned subsidiary of Ecenter, Inc.:

                  Adam Maher                President, Director
                  George Denney             Director

2.2 On the acquisition of Outbound Enterprises, Inc., the Company is contractually bound to issue Incentive Shares to those who, immediately prior to closing, were Shareholders of Outbound Enterprises, Inc., as and to the extent that the conditions for the issuance of such shares are satisfied, as outlined in Section 1.4 of the Agreement and Plan of Merger among ECenter, Inc., Outbound Acquisitions Corp., Outbound Enterprises, Inc., and the shareholders of Outbound Enterprises, Inc., furnished and attached as Exhibit B to this Agreement and Plan of Merger.

2.3 As of the Date of Closing, the Company has no ownership interest in any corporation or business entity other than the following, which are or, by the Closing Date, will be wholly-owned subsidiaries: iShopper, Inc.; Outbound Enterprises, Inc.

2.5 None

2.7 None

2.8

Office Lease - 400 East 350 South, #304, Salt Lake City, Utah 84111

2.9 ECenter bank accounts:

         Wells Fargo Bank
         Foothill Branch, Salt Lake City, Utah
         Acct:  0760555151

         First Security Bank (Outbound Sweep Account)
         American Stores Branch, Salt Lake City, Utah
         Acct:  2491004285

2.10 None

2.14 The Company, directly or through its subsidiaries, has agreements of employment with the following:

         Adam Maher
         Marek Shon
         Steve Stoddard
         Tom Maher

DISCLOSURES OF SUNWALKER DEVELOPMENT, INC.

1.8  The following are officers and directors of Sunwalker Development, Inc.:

Robert Kropf, President and  sole director

3.2   Pending stock rights, options, etc.

Sunwalker has granted options to various individuals and entities, including consultants and professionals, of up to 2,750,000 shares, exercisable at a rate of $.01 per share, post-reverse-split. There is currently no established market or trading value for Sunwalker's stock. As of the closing date, none of those options has been exercised.

3.3 As of the Date of Closing, the Company has no ownership interest in any corporation or business entity other than the following, which are or, by the Closing Date, will be wholly-owned subsidiaries:

3.5 None

3.7 None

3.8  None

3.9  None

3.10 None

3.14 The Company, directly or through its subsidiaries, has agreements of employment with the following:

None